UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): July 19, 2007

GUNDLE/SLT ENVIRONMENTAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-118278 (Commission File Number)	22-2731074 (IRS Employer Identification No.)

19103 Gundle Road
Houston, Texas 77073
(Address of Registrant’s principal executive offices)

(281) 443-8564
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below): ☐

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement and Item 3.03 Material Modification to Rights of Security Holders.

On July 19, 2007, the consent solicitation of Gundle/SLT Environmental, Inc. (the “Company”) relating to its outstanding 11% Series B Senior Notes due 2012 (the “Notes”) expired with the Company receiving the consent of at least a majority of the aggregate principal amount of the Notes to amend the indenture governing the Notes. In consideration of the consents, the Company agreed to pay a consent fee of $10 for every $1,000 of principal amount of Notes for which consents were validly delivered and accepted by the Company.

As a result, on July 19, 2007, the Company entered into a supplemental indenture (the “Supplemental Indenture”) to its Indenture, dated as of May 18, 2004 (as amended and supplemented from time to time, the “Indenture”), governing the Notes. The Supplemental Indenture amends and modifies the Company's reporting covenants, deleting the requirement to file annual, quarterly and other reports with the Securities and Exchange Commission (the “Commission”), and instead requiring that the Company deliver to the Trustee and make available to each holder of the Notes, within 10 days after the Company would have been required to file such with the Commission (as if the Company were a non-accelerated filer), consolidated balance sheets of the Company, including footnotes, and the related consolidated statements of income and of cash flows, as of the end of each fiscal year and the end of each of the first three fiscal quarters in each fiscal year of the Company, and a management’s discussion and analysis of financial condition and results of operations for such periods, as well as current reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K pursuant to certain items of Form 8-K under the Indenture. The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1 - Second Supplemental Indenture dated as of July 19, 2007, among the Company, the guarantor parties thereto and U.S. Bank National Association, as trustee.

SIGNATURES

The registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUNDLE/SLT ENVIRONMENTAL, INC.

Date: July 27, 2007	By:	/s/ Ernest C. English, Jr.
Name: Ernest C. English, Jr. Title: Vice President, Chief Financial Officer/Treasurer/Asst. Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Second Supplemental Indenture dated as of July 19, 2007, among the Company, the guarantor parties thereto and U.S. Bank National Association, as trustee.